EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 9, 2018, with respect to the consolidated financial statements included in the Annual Report of ConforMIS, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statements of ConforMIS, Inc. on Form S-8 (File No. 333-2054777 and 333-217872), and on Form S-3 (File No. 333-215464).

/s/ GRANT THORNTON LLP
Boston, Massachusetts
March 9, 2018